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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-155742, 333-107063, 333-121630 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-69995, 333-108193, 333-120585, 333-161371 and 333-00584 of our report dated February 26, 2010 (September 9, 2011 as to Notes 3 and 16), relating to the consolidated financial statements and the consolidated financial statement schedule of The Macerich Company, appearing in the Current Report on Form 8-K of The Macerich Company dated September 9, 2011.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
September 9, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM